                     THIRD AMENDMENT TO INTERCREDITOR AGREEMENT


    THIS THIRD AMENDMENT TO INTERCREDITOR AGREEMENT (herein called this "Amendment") made as of the 22nd day of April, 1998 by and among Inland Production Company, a Texas corporation, (herein called "Borrower"), Inland Resources Inc., a Washington corporation (herein called "Parent"), and ING (U.S.) Capital Corporation, as Agent (herein called "Agent Lender"), the Banks signatory hereto ("Banks"), TCW Asset Management Company, a California corporation ("Tamco"), as Agent (herein called "Agent Noteholder"), and Trust Company of the West, a California trust company ("Trustco"), on behalf of the Noteholders named below.

                                W I T N E S E T H:

    WHEREAS, Borrower, Parent, Agent Lender, the Banks, Agent Noteholder and Noteholders have entered into that certain Intercreditor Agreement dated as of September 23, 1997, as amended by that certain First Amendment to Intercreditor Agreement dated as of December 12, 1997 and that certain Second Amendment to Intercreditor Agreement dated as of December 24, 1997 (as so amended, the "Original Agreement"); and

    WHEREAS, the parties hereto desire to amend the Original Agreement as provided herein;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, the parties hereto do hereby agree as follows:

    1. OTHER DEFINED TERMS. Unless the context otherwise requires, the following term when used in this Amendment shall have the meaning assigned to it in this Section 1:

         "PARIBAS FACILITY REPAYMENT DATE" means the date on which all of the following have occurred (i) the Credit Agreement dated December 24, 1997 between Inland Refining and Banque Paribas has been terminated and all of Inland Refining's obligations thereunder have been paid in full, (ii) all liens encumbering property of Inland Refining in favor of Banque Paribas have been released and (iii) all of the conditions set forth in Section 3.2 of the Third Amendment to the Bank Agreement and Section 3.2 of the Second Amendment to the TCW Agreement are satisfied; provided, however, that if all conditions set forth in clauses (i), (ii), and (iii) of this definition are not satisfied on or before May 15, 1998, then the Paribas Facility Repayment Date shall not occur.

    2.  AMENDMENTS TO ORIGINAL AGREEMENT.

    (a) The following amendments to Section 1(a) of the Original Agreement shall be effective on the Paribas Facility Repayment Date:

    "'AFFILIATES' ANCF' means, with respect to any Calculation Quarter, the remainder of:

         (a) the sum of all revenues and receipts of Parent and any Subsidiary of Parent (including Inland Refining but excluding Borrower and any Subsidiary of Borrower) from any source or activity (excluding any funds received by Parent or any of its Subsidiaries from Approved Sales or Financings or from sales of equity of Parent or from advances under the Production/Refining Credit Agreement) accounted for under GAAP during any Calculation Quarter, beginning with the Calculation Quarter which starts April 1, 1998 less,

         (b) the sum of all expenses and expenditures of Parent and any Subsidiary of Parent (including Inland Refining but excluding Borrower and any Subsidiary of Borrower), which expenditures shall be approved by all Banks and Noteholders in their sole discretion, accounted for under GAAP during such Calculation Quarter (excluding any payments financed by funds described in the parenthetical phrase contained in the immediately preceding subparagraph (a) above) for:

              (i) applicable federal, state, or local income, ad valorem, or franchise or other taxes;

              (ii)  operating expenses;

              (iii) capital expenditures;

              (iv)  general and administrative expenses; and

              (v) amounts necessary for working capital purposes in the ordinary course of business;

provided, however, that with respect to any Calculation Quarter for which Affiliates' ANCF is less than zero, Affiliates' ANCF for such Calculation Quarter shall be deemed to be zero and any such negative amount shall be included in the calculation of Affiliate ANCF for the next Calculation Quarter.

    'ANCF' means the sum of Borrower's ANCF plus Affiliates' ANCF; provided, however, that no particular item of revenue, receipt, expense, or expenditure is intended to be accounted for more than one time in the calculation of Borrower's ANCF and Affiliates' ANCF for any Calculation Quarter.

    'BORROWER'S ANCF' means, with respect to any Calculation Quarter, the remainder of:

         (a) the sum of (i) all revenues and receipts of Borrower and any Subsidiary of Borrower from any source or activity (excluding any funds received by Borrower from Approved Sales or Financings or by Borrower under the TCW Agreement or from advances under the Bank Agreement or receipts from sales of equity of Parent) accounted for under GAAP during any Calculation Quarter (and specifically including, without limiting the generality of the foregoing, receipts from Permitted Interest Rate Hedges and Permitted Commodity Hedges), beginning with the Calculation Quarter which starts April 1, 1998 and (ii) after the occurrence of two (2) consecutive 100% Dedication Quarters, any of Borrower's Working Capital which exceeds the minimum Working Capital required under the TCW Agreement or under the Bank Agreement, less,

         (b) the sum of all expenses and expenditures of Borrower and any Subsidiary of Borrower, net to the interest of Borrower and any Subsidiary of Borrower, accounted for under GAAP during such Calculation Quarter (excluding any payments financed by funds described in the parenthetical phrase contained in the immediately preceding subparagraph (a) above) for:

              (i)   Direct Taxes on the Borrower's Properties;

              (ii)  ANCF LOE;

              (iii) ANCF Transportation Costs;

              (iv)  ANCF Capital Expenditures;

              (v)   ANCF Overhead Costs; and

              (vi)  Delay rentals payable with respect to Borrower's
                    Properties."

         'PRODUCTION/REFINING CREDIT AGREEMENT' means that certain Credit Agreement to be entered into between Inland Refining, as borrower, and Borrower, as lender, pursuant to which Borrower shall agree to provide credit to Inland Refining; such Credit Agreement to be approved pursuant to the Bank Agreement and the TCW Agreement, including without limitation the subordination of any loans or advances pursuant to such Credit Agreement to the Bank Indebtedness and the TCW Indebtedness."

    (b) The definition of "Allowed Bank Indebtedness" in Section 1(a) of the Original Agreement is hereby amended to read in its entirety as follows without regard to the Paribas Facility Repayment Date:

         "'ALLOWED BANK INDEBTEDNESS' means:

         (i) all principal indebtedness for loans made by, and letters of credit issued by, the Banks under the Bank Documents, provided that if loans made and letters of credit issued under the Bank Documents during any applicable period set forth in the following table, when added to loans outstanding and the undrawn amount of outstanding letters of credit, exceed the amount set out opposite such period in the following table, then (unless otherwise expressly agreed by Agent Noteholder) the amount of such excess shall be excluded from Allowed Bank Indebtedness:


              Period                               Amount
              ------                               ------
    Prior to January 1, 1998                     $45,000,000
    January 1, 1998 through December 31, 1998    $65,000,000
    January 1, 1999 through March 31, 2000       $80,000,000
    April 1, 2000 through June 30, 2000          $77,500,000
    July 1, 2000 through September 30, 2000      $75,000,000
    October 1, 2000 through December 31, 2000    $72,500,000
    January 1, 2001 through March 31, 2001       $70,000,000
    April 1, 2001 through June 30, 2001          $66,250,000
    July 1, 2001 through September 30, 2001      $62,500,000
    October 1, 2001 through December 31, 2001    $58,750,000
    January 1, 2002 through March 31, 2002       $55,000,000
    April 1, 2002 through June 30, 2002          $51,250,000
    July 1, 2002 through September 30, 2002      $47,500,000
    October 1, 2002 through December 31, 2002    $43,750,000
    January 1, 2003 through March 31, 2003       $40,000,000
    April 1, 2003 through June 30, 2003          $30,000,000
    July 1, 2003 through September 30, 2003      $20,000,000
    October 1, 2003 through December 31, 2003    $10,000,000;


    it being expressly understood and agreed that (A) any conversion between loans accruing interest based upon a prime or base rate of interest and loans accruing interest based upon a eurodollar or interbank offered rate or between loans with different eurodollar or interbank offered rate interest periods, shall not be treated as a funding of a new loan,
    (B) loans which constitute Allowed Bank Indebtedness and are outstanding on the date of a decrease in the amount of Allowed Bank Indebtedness in the foregoing table (as contrasted with a new funding after such date) shall continue to be Allowed Bank Indebtedness, and (C) the obligation of the Borrower to make reimbursement under a drawing of any letter of credit and any loan for the purpose of reimbursing any Bank for any amount drawn upon a letter of credit (to the extent the loan does not exceed such amount drawn) shall not be treated as a funding of a new loan and shall continue to be treated as Allowed Bank Indebtedness, and

         (ii) all interest, fees, indemnifications, and expenses owing by Borrower to any Bank under the Bank Documents, provided that there shall be excluded from Allowed Bank Indebtedness any interest owing on any loans which are themselves excluded from Allowed Bank Indebtedness under the immediately preceding subsection (i) and any fees, indemnifications, and expenses relating to any such excluded loans or excluded interest,

    and

         (iii) obligations and liabilities in respect of Permitted Interest Rate Hedges.

    Any allowed claim in an Insolvency Proceeding of Borrower for any of the foregoing Allowed Bank Indebtedness shall also constitute 'Allowed Bank Indebtedness', but any disallowed claim in such a proceeding shall cease to constitute 'Allowed Bank Indebtedness'."

    (c) The reference in Section 2 of the Original Agreement (as contained in line 4 of such Section 2) to "granted by Borrower to secure" is hereby amended to read "granted by Borrower, Parent, or any Related Person to secure".

    3. CALCULATION OF ANCF.  With regard to the foregoing amendments in
Section 2 of this Amendment, the definition of ANCF in effect prior to the Paribas Facility Repayment Date will be used for purposes of calculating ANCF for the two Calculation Quarters during the period from September 30, 1997 to March 31, 1998.

    4. SCHEDULED BANK PAYMENTS. Schedule 1 of the Original Agreement is hereby amended to read as Schedule 1 attached hereto.

    5. DEFAULT UNDER PRODUCTION/REFINING CREDIT AGREEMENT. If a Default or Event of Default (as defined therein) occurs under the Production/Refining Credit Agreement, the Banks and the Noteholder hereby agree that such a Default or Event of Default shall not constitute and Event of Default under the Bank Agreement or the TCW Agreement, unless the Banks and the Noteholder hereafter specifically agree otherwise.

    6. CONSENT TO AMENDMENTS TO CREDIT AGREEMENTS. Agent Noteholder, Noteholders, and Trustco consent for the benefit of Agent Lender and the Banks to the execution by Agent Lender and the Banks of that certain Third Amendment to Credit Agreement among Agent Lender, the Banks, Borrower, and Parent of even date herewith. Agent Lender and the Banks consent for the benefit of Agent Noteholder, Noteholders, and Trustco to the execution by Agent Noteholder and Trustco of that certain Second Amendment to

Credit Agreement among Agent Noteholder, Trustco, Borrower, and Parent of even date herewith.

    7. COUNTERPARTS. This Amendment may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

    IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

Borrower:                                   INLAND PRODUCTION COMPANY, a Texas
                                            corporation


                                            By:
                                               --------------------------------
                                               Bill I. Pennington
                                               Chief Financial Officer


Parent:                                     INLAND RESOURCES INC., a Washington
                                            corporation


                                            By:
                                               --------------------------------
                                               Bill I. Pennington
                                               Chief Financial Officer

Agent Noteholder:                          TCW ASSET MANAGEMENT COMPANY, a
                                           California corporation, as
                                           Investment Manager under that certain
                                           Agreement dated as of June 13, 1994,
                                           between TCW Asset Management and
                                           Morgan Stanley Group, Inc.


                                           By:
                                              ----------------------------------
                                              Thomas F. Mehlberg
                                              Managing Director


                                           By:
                                              ----------------------------------
                                              Marc MacAluso
                                              Senior Vice President


Noteholders:                               TRUST COMPANY OF THE WEST, a
                                           California trust company, acting in
                                           its capacity as sub-custodian for
                                           Mellon Bank for the benefit of
                                           Account No. CPFF873-3032

                                           By:
                                              ----------------------------------
                                              Thomas F. Mehlberg
                                              Managing Director

                                           By:
                                              ----------------------------------
                                              Marc MacAluso
                                              Senior Vice President


Agent Lender:                              ING (U.S.) CAPITAL CORPORATION, in
                                           its capacity as Agent


                                           By:
                                              ----------------------------------
                                              Christopher R.  Wagner


Banks:                                     ING (U.S.)  CAPITAL CORPORATION


                                           By:
                                              ----------------------------------
                                              Christopher R.  Wagner

                                           U.S. BANK NATIONAL ASSOCIATION


                                           By:
                                              ----------------------------------
                                              Name:
                                              Tile:

                                           MEESPIERSON CAPITAL CORP.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Tile:

                                           By:
                                              ----------------------------------
                                              Name:
                                              Tile:

                                   SCHEDULE 1

                            SCHEDULED BANK PAYMENTS

                 Month In Which Payment                 Amount
                      Date Occurs                     of Payment
                     -------------                    ----------
                     June 29, 1999                    $5,777,778
                     Sept 29, 1999                    $5,777,778
                     Dec 30, 1999                     $5,777,778
                     Mar 30, 2000                     $4,333,333
                     June 29, 2000                    $4,333,333
                     Sept 28, 2000                    $4,333,333
                     Dec 28, 2000                     $4,333,333
                     Mar 29, 2001                     $3,611,111
                     June 28, 2001                    $3,611,111
                     Sept 27, 2001                    $3,611,111
                     Dec 28, 2001                     $3,611,111
                     Mar 28, 2002                     $3,250,000
                     June 27, 2002                    $3,250,000
                     Sept 27, 2002                    $3,250,000
                     Dec 30, 2002                     $3,250,000
                     Mar 28, 2003                     $2,888,889